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                                                                      Exhibit 11

                              EASTERN BANCORP, INC.
           Computation of Primary and Fully diluted Earnings Per Share

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
                                                   For the Years Ended September 30,
                                                   ---------------------------------
                                                  1996           1995           1994
                                                  ----           ----           ----
NET INCOME                                       $3,304         $4,195         $3,659
                                                 ------         ------         ------
                                                 ------         ------         ------

PRIMARY
  Shares:
    Weighted-average number
      of common shares outstanding            3,634,577      3,588,481      3,534,208
    Dilutive effect of outstanding
      stock options                             173,147        133,092        124,302
                                              ---------      ---------      ---------

    Weighted-average number of
      common shares and common
      stock equivalents                       3,807,724      3,721,573      3,658,510
                                              ---------      ---------      ---------
                                              ---------      ---------      ---------


Earnings per share                                $0.87          $1.13          $1.00
                                                  -----          -----          -----
                                                  -----          -----          -----

ASSUMING FULL DILUTION:
  Shares:
    Weighted-average number
      of common shares outstanding            3,634,577      3,588,481      3,534,208

    Fully diluted effect of outstanding
      stock options                             220,391        141,576        133,884
                                              ---------      ---------      ---------

    Weighted-average number of
      common shares and common
      stock equivalents                       3,854,968      3,730,057      3,668,092
                                              ---------      ---------      ---------
                                              ---------      ---------      ---------

Earnings per share                                $0.86          $1.12          $1.00
                                                  -----          -----          -----
                                                  -----          -----          -----
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